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                                                                     EXHIBIT 11


                   AMERICAN SOFTWARE, INC. AND SUBSIDIARIES
            Statement re: computation of Per Share Earnings (Loss)

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
                                               Three Months Ended                 Nine Months Ended
                                           ----------------------------       ----------------------------
                                                  January 31,                        January 31,
                                           ----------------------------       ----------------------------
                                               1996            1995               1996             1995
                                           ------------    ------------       -----------      -----------
Common stock:
 Weighted average common
  shares outstanding:
    Class A shares                           17,415,385      17,506,022        17,420,532       17,483,772
    Class B shares                            4,836,998       4,840,489         4,839,289        4,840,489
                                           ------------    ------------       -----------      -----------
                                             22,252,383      22,346,511        22,259,821       22,324,261
 Dilutive effect of outstanding
  Class A common stock
  options (as determined by
  the application of the treasury
  stock method using the
  average market price for
  the period)                                         -               -           863,052                -
                                           ------------    ------------       -----------      -----------

    Totals                                   22,252,383      22,346,511        23,122,873       22,324,261
                                           ============    ============       ===========      ===========

Net earnings (loss)                        $   (775,823)   $   (992,181)      $     1,062      $(6,850,822)
                                           ============    ============       ===========      ===========

Earnings (loss) per common
   and common equivalent share             $       (.03)   $       (.04)      $        -       $     (.31)
                                           ============    ============       ===========      ===========
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